Knife River Corporation
Section 16 Officers and Directors
with Indemnification Agreements

As of September 29, 2026

Section 16 Officers

Name	Title	Date of Agreement
Brian R. Gray	President and Chief Executive Officer	May 30, 2023
Trevor J. Hastings	Vice President and Chief Operating Officer	May 30, 2023
Sarah L. LaChapelle	Vice President and Chief People Officer	April 19, 2025
Karl A. Liepitz	Vice President, Chief Legal Officer and Secretary	May 30, 2023
Glenn R. Pladsen	Vice President and Chief Excellence Officer	May 30, 2023
Peggy S. Rebstock	Vice President, Chief Accounting Officer and Controller	May 21, 2026
Nathan W. Ring	Vice President and Chief Financial Officer	May 30, 2023

Directors

Name	Title	Date of Agreement
German Carmona Alvarez	Director	May 30, 2023
Patricia Chiodo	Director	June 27, 2024
Karen B. Fagg	Director and Chair of the Board	May 30, 2023
Thomas W. Hill	Director	May 14, 2024
Patricia L. Moss	Director	May 30, 2023
William J. Sandbrook	Director	May 30, 2023